Exhibit 99.1

Formation Minerals, Inc. Provides Fiscal Year End Corporate Update

Jacksboro, Texas – August 14, 2024 – Formation Minerals, Inc. (OTCQB: FOMI) (“Formation” or the “Company”), a growing oil and gas company with a focus on the acquisition and management of oil and gas minerals and royalties, today provided its fiscal year-end stockholder update.

To our valued friends and stockholders,

We hope that this letter finds you well and enjoying the summer. We at Formation continue to execute our strategy and are pleased to provide a corporate update in connection with the filing of our annual report on Form 10-K, highlighting the past year’s achievements and our vision for the future.

With the acquisition of Verde Bio Holdings, Inc. (“Verde”) and the shift in our business focus, this past year was a busy and transformative year for Formation. We amended our charter to allow us greater flexibility in the issuance of equity to facilitate our future growth plans if necessary. We believe that this acquisition positions us for the next phase of growth through healthy and responsible capital raising and continued acquisitions of quality revenue-producing assets.

Our singular focus remains on creating long-term stockholder value. We believe Formation has an enormous opportunity and can build upon Verde’s business plan and strategy, which makes us optimistic and confident about our future.

Major Highlights in Fiscal Year 2024

As further described below, during the fiscal year ended April 30, 2024, we:

●	Completed the acquisition of Verde to enter into a new business.

●	Amended our corporate documents to afford the Company more flexibility in future growth plans.

●	Continued execution of Verde’s acquisition strategy, expanding our new portfolio of revenue-producing assets.

●	Engaged an experienced marketing firm to enhance stockholder communications.

●	Completed strategic divestitures of non-core, lower-performing assets to optimize our portfolio.

●	Retained an investment banking firm to assist us in exploring our strategic alternatives for maximizing stockholder value.

●	Engaged New York City-based securities counsel.

CEO Scott Cox stated:

“Following the closing of the Verde acquisition, I’m pleased to report that we have continued to build upon Verde’s growth initiatives driven by the strategic expansion of our low-risk, low-decline, long-life asset acquisition model into complementary acquisitions. We remain focused on growing our portfolio and revenues, as well as overall profitability. We are excited about the opportunities that lie ahead and remain committed to creating long-term value for our stockholders.”

Key Highlights

Portfolio Highlights and Acquisition Activity:

To date, we (including Verde) have made over 18 acquisitions of revenue producing properties. As of August 13, 2024, our portfolio consists of revenue producing interests in approximately 395 wells under operators such as, Southwestern Energy Company, Chief Energy Corporation, EOG Resources, Inc., Civitas Resources, Inc., Ovintiv Inc., Aethon Energy Management LLC, Chesapeake Energy Corporation, Petro Operating Company LLC, and others.

Breakdown of Portfolio by State and Basin:

●	Texas: 35% in Permian/Delaware Basin and Eagleford Shale

●	Colorado: 29% in the DJ Basin and Piceance Basin

●	Louisiana: 19% in Haynesville Shale

●	Ohio, West Virginia, Wyoming, and Oklahoma: 19% in Utica and Marcellus Shale, Powder River Basin and the Anadarko Basin

We believe our diversified portfolio across different markets offers us unique advantages. From the oil-rich Permian Basin to the gas-heavy Haynesville Shale, we believe we are positioned to capitalize on different market opportunities.

We continue to have a healthy pipeline of new deal-flow and are evaluating potential acquisitions that complement our portfolio, while actively managing the portfolio to ensure we maximize revenue based on current commodity environments. Further, we also continue to evaluate our portfolio for low-performing assets and possible candidates for divestment to generate cash to reinvest into better performing and higher growth potential assets.

We recently announced that we have begun to market certain lower-performing non-core properties. Our latest sale generated $140,000 in proceeds. Taking into account royalties received during the period in which we owned the property, we realize a healthy profit in divestiture deals, which generate additional cash for us to reinvest in better-performing properties.

Corporate Highlights:

The completion of our strategic acquisition and subsequent name change to “Formation Minerals, Inc.” marked a transformative milestone in our history. We believe the acquisition sets a solid foundation for our future expansion plans, and demonstrates our commitment to creating long-term stockholder value. We are now poised to pursue responsible capital raising initiatives, supporting our strategy of acquiring quality, revenue-generating assets.

In line with our growth objectives, we have retained an investment banking firm and engaged New York City-based securities counsel, which will be crucial, as we explore additional strategic alternatives to maximize stockholder value, include a possible listing on a national securities exchange, which we believe would. significantly enhance our visibility and access to capital markets. In addition, we are evaluating additional sources of liquidity.

To enhance our communication with the investment community, we have hired a marketing firm experienced in digital media and stockholder communication. This partnership will help us effectively convey our value proposition, growth strategy and operational achievements to current and potential stockholders.

We believe our proactive approach allows us to optimize our portfolio and invest in high-potential properties. Formation remains dedicated to continuously refining our asset mix, maximizing returns and creating sustainable value for our stockholders.

About Formation Minerals, Inc.

Formation Minerals, Inc. (OTCQB: FOMI) is a pure play oil and gas company based in Jacksboro, Texas, engaged in the acquisition and management of mineral and royalty interests in lower risk, onshore oil and gas properties within the major oil and gas plays in the United States. The Company’s growth strategy relies primarily on leveraging management’s expertise to grow through the strategic acquisition of high quality revenue producing royalty interests and strategic and active management of our portfolios. We currently own producing mineral, royalty, and overriding royalty interests in the DJ Basin of Colorado and Wyoming, the Haynesville Shale of Louisiana, the Delaware and Permian Basin of Texas, the Marcellus and Utica shales in West Virginia, and the Anadarko Basin in Oklahoma. The Company is focused on providing strong stockholder returns through asset growth generated by our acquisitions and organic growth of our properties.

Forward-Looking Statements:

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1955. These forward-looking statements include, without limitation, Formation’s expectations regarding the receipt of requisite financing, if at all, the performance of the assets, our portfolio, the divestiture out-of-favor assets and acquisition of better performing royalty properties, execution of Formation’s business plan and the expectations regarding Formation’s ability to raise capital and maximize stockholder value. Words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of Formation’s control and are difficult to predict. Factors that may cause actual future events to differ materially from the expected results, include, but are not limited to: (i) Formation’s ability to execute our acquisition and disposition strategy and grow and manage growth profitability and retain our key employees; (ii) the ability to maintain the listing of our common stock on the OTCQB; (iii) the risk that the Company is not able to maintain and enhance our brand and reputation in our marketplace, adversely affecting Formation’s business, financial condition and results of operations; (iv) the risk that periods of rapid growth and expansion could place a significant strain on Formation’s resources, including our employee base, which could negatively impact Formation’s operating results; (v) the risk that Formation may never achieve or sustain profitability; (vi) the risk that Formation may need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all; and (vii) other risks and uncertainties indicated from time to time in our Annual Report on Form 10-K for the fiscal year ended April 30, 2024 (the “Annual Report”) filed with the Securities and Exchange Commission (“SEC”) on August 13, 2024. The foregoing list of factors is not exhaustive. There may be additional risks that Formation does not know or that Formation currently believes to be immaterial that could also cause results to differ from those contained in any forward-looking statements. Recipients should carefully consider such factors and the other risks and uncertainties described in the “Risk Factors” section of the Annual Report and the periodic reports and other documents filed or to be filed by Formation from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Formation assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Formation does not give any assurance that Formation will achieve our expectations.

Contact:

Kirin Smith, President
PCG Advisory, Inc.
ksmith@pcgadvisory.com

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